EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 27, 2009 relating to the consolidated financial statements of GlenRose Instruments Inc. and subsidiaries (the “Company”) as of and for the years ended December 28, 2008 and December 30, 2007 included in this Annual Report on Form 10-K, into the Company’s previously filed Registration Statement on Form S-8 (File No 333-146956).

/s/ Vitale, Caturano & Company, P.C.

March 27, 2009
Boston, Massachusetts